UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to Rule 14a-12

ENDRA LIFE SCIENCES INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

The following email was sent to certain stockholders of ENDRA Life Sciences Inc. (“ENDRA”) by its Chief Executive Officer:

As a shareholder of ENDRA Life Sciences, please remember that the deadline to vote your shares in advance of our June 22nd shareholder meeting is Tuesday, June 21st at 11:59 PM EDT.

The 3 proposals are:

PROPOSAL 1: Election of Directors

PROPOSAL 2: Increase in authorized shares of common stock from 80,000,000 to 130,000,000

•	74,858,220 of the 80,000,000 currently authorized shares of the common stock are issued or reserved for issuance while 5,141,780 of the authorized shares of the common stock otherwise remain available for future issuance
•

The additional authorized shares may be used for a variety of possible future corporate purposes, including equity compensation plans, stock dividends, stock splits, possible future acquisitions, and equity transactions to raise additional capital. Note, ENDRA has no plans to issue these additional shares for any specific purpose at this time.

PROPOSAL 3: Ratification of Independent Auditor, RBSM LLP

These proposals are described in detail in the proxy statement for the June 22nd meeting, available here, and additional company information is found in our most recent annual report on Form 10-K, available here.

Please use one of the following ways to cast your vote (proxy control number is required):

Call: 1-866-752-8683 or

Follow this link: proxyvote.com

If you do not know your proxy control number, please email proxy@iproxydirect.com, or call 1-855-476-7868

Thank you.

2